Exhibit 99.1

AITX Subsidiary RAD-R Announces Expanded RADCam Benefits Including Alexa & Google Home Integration, Bringing Smarter Security to Homes Everywhere

RADCam’s Newest Features Empower Homeowners with Intelligent Monitoring and Seamless AI Driven Security Interactions

Detroit, Michigan, January 21, 2025 – Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCPK:AITX), along with its subsidiary Robotic Assistance Devices Residential, Inc. (RAD-R), is preparing to introduce the next wave of advancements for RADCam™, the world’s first talking security camera and a revolutionary AI-driven home security solution. These new features are designed to enhance functionality, improve user interaction, and solidify RADCam as the premier choice for intelligent residential security. The latest capabilities will allow users to monitor their homes, engage with visitors, and customize security preferences with greater ease and control than existing, legacy home security cameras.

These enhancements further position RADCam as the leading choice for homeowners seeking intelligent, interactive security. By integrating advanced AI and automation, RADCam delivers a security experience that is more intuitive, responsive, and adaptable to users’ needs. The latest features enhance monitoring precision, streamline user control, and expand smart home compatibility, ensuring a safer and more convenient security solution.

Key Features and Benefits:

●	Alexa® and Google Home® Integration – Hands-free voice control for updates, event summaries, and settings adjustments.
●	SARA™ AI Agent Call Logging – Events triggering AI agent calls appear in event log with summaries and audio recordings.
●	RADCam Smartwatch App – Instant alerts and notifications accessible via Android and iOS smartwatch using appropriate software versions.
●	Google Single Sign-On (SSO) – Simplified login with secure access through Google accounts.
●	Personalized Phrases and Alerts – Users can upload custom greetings or responses to enhance interactivity and engagement.
●	Verbal Passphrase Duration Control – Users can verbally specify detection disable periods for greater flexibility.

“These advancements in RADCam mark a significant leap forward in home security technology,” said Steve Danelon, President of RAD-R. “We are delivering features that make security more interactive, intuitive, and tailored to each user’s needs. By integrating deeper AI capabilities and expanding smart home connectivity, RADCam is redefining how homeowners protect and manage their properties. These innovations represent our continued commitment to making security smarter and more responsive than ever before.”

The Company noted that these enhancements are software-based upgrades that will be rolled out over the next few months and comprise ‘Phase 3’ of RADCam’s roadmap. No additional hardware is required, and all existing RADCam units will support these new features, ensuring that users can take advantage of the latest innovations without the need for any new equipment.

“RAD-R continues to set new standards in residential security, and these upgrades reinforce our commitment to pushing innovation forward,” said Steve Reinharz, CEO/CTO of AITX and RAD-R. “We are incredibly enthusiastic about the trajectory of RAD-R and the impact these new RADCam features will have on homeowners seeking a smarter, more responsive security solution.”

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060
@SteveReinharz

Alexa® is a registered trademark of Amazon Technologies, Inc. Google Home® is a registered trademark of Google LLC. All other trademarks, product names, and company names mentioned are the property of their respective owners.